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                              BUSINESS PROPERTY LEASE
                                    (Triple Net)
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          THIS LEASE is entered into this 20th day of April, 2000, between TODD
SMITH, ("Landlord") and TRANSGENOMIC, INC. ("Tenant").

                                      PREMISES

     1. Landlord leases to Tenant at 12325 Emmet Street, Omaha, Douglas County, Nebraska, (the "Premises"), containing 17,400 usable square feet of area as depicted by Attachment "A", on the following terms and conditions.

                                        TERM

     2. This Lease shall be for a term of eighty four (84) months beginning on August 1, 2000 , and ending on July 31, 2007 , unless terminated earlier as provided in this Lease.

          Premises shall be delivered to Tenant to complete Tenant's work commencing on or before April 1, 2000. If Premises are delivered to Tenant by Landlord on any date prior to April 1, 2000, the Lease will commence upon one hundred and twenty (120) days after such delivery of the Premises by Landlord to Tenant in order for Tenant to complete Tenant's work. Upon delivery of Premises to Tenant, Tenant will transfer all utilities into Tenant's name and Tenant will pay for his pro rata share of Operating Expenses. The Lease will commence no later than August 1, 2000.

                                  USE OF PREMISES

     3. The Premises are leased to Tenant, and are to be used by Tenant, for the purpose of a general office and auxiliary uses consistent with City of Omaha zoning ordinances (CC) for the Property and for no other purpose. Tenant agrees to use the Premises in such a manner as to not interfere with the rights of other tenants in the Real Estate, to comply with all applicable governmental laws, ordinances, and regulations in connection with its use of the Premises, to keep the Premises in a clean and sanitary condition, to keep the Premises and all sidewalks and approaches thereto in a safe condition free and clear of all matter which may be dangerous to the public and free of all obstructions, and to use all reasonable precaution to prevent waste, damage, or injury to the Premises.

                                        RENT

     4. (a) Base Rent. The total Base Rent under this Lease is one million, three hundred and twenty five thousand, eight hundred and eighty dollars ($1,325,880.00). Landlord will invoice Tenant for rent due and Tenant agrees to pay rent to Landlord at 17509 Harney Street, Omaha NE 68118, or at any other place Landlord may designate in writing, in lawful money of the United States, in monthly installments in advance, within five business days of first day of each month, as follows:

   For the period from 8/01/00 to 7/31/01: $10.25 per sf ($14,862.50 per month).
   For the period from 8/01/01 to 7/31/02: $10.46 per sf ($15,167.00 per month).
   For the period from 8/01/02 to 7/31/03: $10.66 per sf ($15,457.00 per month).
   For the period from 8/01/03 to 7/31/04: $10.88 per sf ($15,776.00 per month).
   For the period from 8/01/04 to 7/31/05: $11.09 per sf ($16,080.50 per month).
   For the period from 8/01/05 to 7/31/06: $11.32 per sf ($16,414.00 per month).
   For the period from 8/01/06 to 7/31/07: $11.54 per sf ($16,733.00 per month).

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          (b)  OPERATING EXPENSES.  In addition to the Base Rent, Tenant shall pay its Pro Rata share of operating expenses of the real estate of which the Premises are part, parking areas, and grounds ("Real Estate"). "Operating expenses" shall mean all costs of maintaining and operating the Real Estate, including but not limited to all taxes and special assessments levied upon the Real Estate, fixtures, and personal property used by Landlord at the Real Estate, all insurance costs, common area utilities, all costs of labor, material and supplies for maintenance, repair, replacement, and operation of the Real Estate, including but not limited to line painting, lighting, snow removal, landscaping, cleaning, depreciation of machinery and equipment used for such maintenance, repair and replacement, and management costs. Irrespective of the preceding, during the term of the Lease. Tenant will provide, at its sole cost and expense, the maintenance of the Common Areas including the grounds and parking lot in a manner acceptable to Landlord. Tenant will provide the specific Common Area services to include snow removal, routine lawn and shrubbery care and maintenance, and routine lot and property clean-up. As long as Tenant continues to provide those Common Area Services as described, those services and the related expenses will not be considered a part of the Operating Expenses, however should Landlord provide those services, such services will be considered part of Operating Expenses. Landlord reserves the right to maintain the Building's Common Areas if in Landlord's sole discretion, Tenant is not maintaining the Common Areas in a manner acceptable to Landlord after Landlord has provided Tenant written notice with ten (10) days to cure. Operating Expenses shall not include property additions and capital improvements to the Real Estate, alterations made for specific tenants, depreciation of the Real Estate, any expense paid by Tenant, debt service on any debt or income taxes paid by Landlord.

          "Tenant's Pro Rata Share" shall mean the percentage determined by dividing the square feet of the Premises as shown in paragraph 1 by the square feet of store area of the Real Estate, as defined by the American National Standard, published by Building Owners and Managers Association, which at the date hereof is agreed to be 18,800 square feet.

          Tenant's Pro Rata Share of the Operating Expenses shall be determined on an annual basis for each calendar year ending December 31, and shall be pro rated for the number of months Tenant occupied the Premises if Tenant did not occupy the Premises the full year. Tenant shall pay $1,667.50 per month, representing the estimated Operating Expenses for real estate taxes, insurance, and those other expenses and services not provided by Tenant, on the first of each month in advance with rent for Tenant's estimated pro rata share of the Operating Expenses. Landlord may change this amount at any time upon an accounting of actual expenses as provided for and incurred on an annual basis upon written notice to Tenant. As the end of each year, an analysis of the total year's Operating Expenses shall be presented to Tenant and Tenant shall pay the amount, if any, by which the Tenant's pro rata share of the Operating Expenses for the year exceeded the amount of the Operating Expenses paid by Tenant. Tenant shall pay any such excess charge to the Landlord within thirty
(30) days after receiving the statement. In the event this Lease terminates at any time other than the last day of the year, the excess Operating Expenses shall be determined as of the date of termination. Upon termination of this Lease, any overpayment of Operating Expenses by Tenant shall be applied to the amounts due Landlord from Tenant under this Lease and any remaining overpayment shall be refunded to Tenant within thirty (30) days of lease termination.

          (c) PAYMENT OF RENT. Tenant agrees to pay the Base Rent when due, together with Tenant's Operating Expenses and all other amounts as required to be paid by Tenant under this Lease. In the event of nonpayment of any amounts due under this Lease, whether or not designated as rent, Landlord shall have all the rights and remedies provided in this Lease or by law for failure to pay rent.

          (d) LATE CHARGE. If the Tenant fails to pay the Base Rent together with the Tenant's Operating Expenses and all other amounts required to be paid by Tenant under this Lease, on or before the fifth business day of each month, Tenant agrees to pay Landlord a late charge of five percent (5%) of the unpaid amount or one hundred dollars ($100.00) whichever is less.

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          (e)  SECURITY DEPOSIT.  As partial consideration for the execution of this Lease, the Tenant has delivered to Landlord the sum of $14,862.50 as a Security Deposit. The Security Deposit will be returned to Tenant within 30 days of the expiration of this Lease if Tenant has fully complied with all covenants and conditions of this Lease.

                                      SERVICES

     5. Landlord shall furnish No Services to the Premises during normal business hours, and at such other times as Landlord may deem necessary or desirable, in the manner customary to the Real Estate. Landlord shall have the right to discontinue any service during any period for which rent is not promptly paid by Tenant. Landlord shall not be liable for damages, nor shall the rental be abated, for failure to furnish, or delay in furnishing, any service when failure to furnish, or delay in furnishing, is occasioned in whole or in part by needful repairs, renewals, or improvements, or by any strike or labor controversy, or by any accident or casualty whatsoever, or by any unauthorized act or default of any employee of Landlord, or for any other cause or causes beyond the control of Landlord. Tenant shall pay when due, all water, gas, electricity, sewer use fees, incurred at or chargeable to the Premises.

                               ASSIGNMENT OR SUBLEASE

     6. Tenant shall not assign this Lease or sublet the whole or any part of the Premises, transfer this Lease by operation of law or otherwise, or permit any other person except agents, subsidiaries, affiliates and employees of Tenant to occupy the Premises, or any part thereof, without the prior written consent of Landlord, as long as such use by an affiliate or subsidiary is consistent with this lease. Landlord may consider the following in determining whether to withhold consent: (a) financial responsibility of the new tenant, (b) identity and business character of the new tenant, (c) nature and legality of the proposed use of the Premises.

          Landlord shall have the right to assign its interest under this Lease or the rent reserved hereunder.

                               TENANT'S IMPROVEMENTS

     7. Tenant shall have the right to place partitions and fixtures and make improvements or other alterations in the interior of the Premises at its own expense. Prior to commencing any such work, Tenant shall first obtain the written consent of Landlord for the proposed work. Tenant shall give sufficient security that the Premises will be completed free and clean of liens and in a manner satisfactory to Landlord. Tenant may remove its trade fixtures at the termination of this Lease provided Tenant is not then in default and provided further that Tenant repairs any damage caused by such removal.

          Notwithstanding the foregoing, Landlord shall provide to Tenant the sum of three hundred thousand dollars ($300,000) towards Tenant's improvements to the Premises, upon the satisfactory evidence of completion of Tenant's work payable monthly upon receipt of invoices from Transgenomic.


                                      REPAIRS

     8. Landlord agrees to maintain in good condition, and repair as necessary the foundations, exterior walls and the roof of the Premises.

          Tenant agrees that it will make, at its own cost and expense, all repairs and replacements to the Premises not required to be made by Landlord, including, but not limited to, all interior and exterior

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doors, door frames, windows, plate glass, and the heating, air conditioning, plumbing and electrical systems servicing the Premises. Tenant agrees to do all redecorating, remodeling, alteration, and painting required by it during the term of the Lease at its own cost and expense, to pay for any repairs to the Premises or the Real Estate made necessary by any negligence or carelessness of Tenant or any of its agents or employees or persons permitted on the Real Estate by Tenant, and to maintain the Premises in a safe, clean, neat, and sanitary condition. Tenant shall be entitled to no compensation for inconvenience, injury, or loss of business arising from the making of any repairs by Landlord, Tenant, or other tenants to the Premises or the Real Estate.

                               CONDITION OF PREMISES

     9. Except as provided herein, Tenant agrees that no promises, representations, statements, or warranties have been made on behalf of Landlord to Tenant respecting the condition of the Premises, or the manner of operating the Real Estate, or the making of any repairs to the Premises. By taking possession of the Premises, Tenant acknowledges that the Premises were in good and satisfactory condition when possession was taken. Tenant shall, at the termination of this Lease, by lapse of time or otherwise, remove all of Tenant's property and surrender the Premises to Landlord in as good condition as when Tenant took possession, normal wear excepted. Not withstanding the foregoing, Landlord shall have the heating, air conditioning, plumbing, and electrical systems inspected prior to Tenant's occupancy and such systems shall be in good working order at the time of possession.

                        PERSONAL PROPERTY AT RISK OF TENANT

     10. All personal property in the Premises shall be at the risk of Tenant only. Landlord shall not be liable for any damage to any property of Tenant or its agents or employees in or on the Premises caused by steam, electricity, sewage, gas or odors, or from water, rain, or snow which may leak into, issue or flow into the Premises from any part of the Real Estate, or from any other place, or for any damage done to Tenant's property in moving same to or from the Real Estate or the Premises. Tenant shall give Landlord, or its agents, prompt written notice of any damage to or defects in water pipes, gas or warming or cooling apparatus in the Premises.

                             LANDLORD'S RESERVED RIGHTS

     11. With one day notice to Tenant, without liability to Tenant for damages or injury to property, person, or business, and without effecting an eviction of Tenant or a disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent, Landlord shall have the right to:

          (a) Change the name or street address of the Real Estate with 30 days prior written notice.

          (b) Install and maintain signs on the Real Estate during the last nine months of occupancy.

          (c) At reasonable times, to decorate, and to make, at its own expense, repairs, alterations, additions, and improvements, structural or otherwise, in or to the Premises, the Real Estate, or part thereof, and any adjacent building, land, street, or alley, and during such operations to take into and through the Premises or any part of the Real Estate all materials required, and to temporarily close or suspend operation of entrances, doors, corridors, elevator, or other facilities to do so.

          (d)  Possess passkeys to the Premises.

          (e) Show the Premises to prospective tenants at reasonable times during the final 9 months of the lease term..

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          (f)  Take any and all reasonable measures, including inspections or the making of repairs, alterations, and additions and improvements to the Premises or to the Real Estate, which Landlord deems necessary or desirable for the safety, protection, operation, or preservation of the Premises or the Real Estate.

          (g) Approve all sources furnishing signs, painting, and/or lettering to the Premises, and approve all signs on the Premises prior to installation thereof, which such approval shall not be unreasonably withheld..

                                     INSURANCE

     12. Tenant shall not use or occupy the Premises or any part thereof in any manner which could invalidate any policies of insurance now or hereafter placed on the Real Estate or increase the risk covered by insurance on the Real Estate or necessitate additional insurance premiums or policies of insurance, even if such use may be in furtherance of Tenant's business purposes. In the event any policies of insurance are invalidated by acts or omissions of Tenant, Landlord shall have the right to terminate this Lease or, at Landlord's option, to charge Tenant for extra insurance premiums required on the Real Estate on account of the increased risk caused by Tenant's use and occupancy of the Premises. Each party hereby waives all claims for recovery from the other for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such policies. Provided, that this waiver shall apply only when permitted by the applicable policy of insurance.

                                     INDEMNITY

     13. Tenant shall indemnify, hold harmless, and defend Landlord from and against, and Landlord shall not be liable to Tenant on account of, any and all costs, expenses, liabilities, losses, damages, suits, actions, fines, penalties, demands, or claims of any kind, including reasonable attorney's fees, asserted by or on behalf of any person, entity, or governmental authority arising out of or in any way connected with either (a) a failure by Tenant to perform any of the agreements, terms, or conditions of this Lease required to be performed by Tenant; (b) a failure by Tenant to comply with any laws, statutes, ordinances, regulations or orders of any governmental authority; or (c) any accident, death, or personal injury, or damage to, or loss or theft of property which shall occur on or about the Premises, or the Real Estate, except as the same may be the result of the negligence of Landlord, its employees, or agents.

               Landlord shall indemnify, hold harmless, and defend Tenant from and against, and Tenant shall not be liable to Landlord on account of, any and all costs, expenses, liabilities, losses, damages, suits, actions, fines, penalties, demands, or claims of any kind, including reasonable attorney's fees, asserted by or on behalf of any person, entity, or governmental authority arising out of or in any way connected with either (a) a failure by Landlord to perform any of the agreements, terms, or conditions of this Lease required to be performed by Landlord; (b) a failure by Landlord to comply with any laws, statutes, ordinances, regulations or orders of any governmental authority; or (c) any accident, death, or personal injury, or damage to, or loss or theft of property which shall occur on or about the Premises, or the Real Estate, except as the same may be the result of the negligence of Tenant, its employees, or agents.

                                LIABILITY INSURANCE

     14. Tenant agrees to procure and maintain continuously during the entire term of this Lease, a policy or policies of insurance in a company or companies acceptable to Landlord, at Tenant's own cost and expense, insuring Landlord and Tenant from all claims, demands or actions: such comprehensive insurance shall protect and name the Tenant as the Insured and shall provide coverage of at least $2,000,000, for injuries to any one person, $2,000,000 for injuries to persons in any one accident and

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$2,000,000 for damage to property, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Tenant's business in the Premises, or arising out of and connected with the use and occupancy of sidewalks and other Common Areas by the Tenant. All such insurance shall provide that Landlord shall be given a minimum of ten (10) days notice by the insurance company prior to cancellation, termination or change of such insurance. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the term and provisions thereof. If Tenant fails to comply with such requirements for insurance, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant agrees to pay Landlord, upon demand, the premium cost thereof.

                          DAMAGE BY FIRE OR OTHER CASUALTY

     15. If, during the term of this Lease, the Premises shall be so damaged by fire or any other cause except Tenant's negligent or intentional act so as to render the Premises untenantable, the rent shall be abated while the Premises remain untenantable; and in the event of such damage, Landlord shall elect whether to repair the Premises or to cancel this Lease, and shall notify Tenant in writing of its election within thirty (30) days after such damage. In the event Landlord elects to repair the Premises, the work or repair shall begin promptly and shall be carried on without unnecessary delay. In the event the necessary repairs cannot be completed within seventy-five (75) days of said notice to Tenant, Tenant may elect to terminate this lease, effective upon the date of damage. In the event Landlord elects not to repair the Premises, the Lease shall be deemed canceled as of the date of the damage Tenant shall be liable for no further payments, and any amounts due Tenant shall be refunded. Such damage shall not extend the Lease term.

                                    CONDEMNATION

     16. If the whole or any part of the Premises shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease on that portion of the Premises so taken, from the date of possession, and the rent shall be paid to that date, with a proportionate refund by Landlord to Tenant of such rent as may have been paid by Tenant in advance. If the portion of the Premises taken is such that it prevents the practical use of the Premises for Tenant's purposes, then Tenant shall have the right either (a) to terminate this Lease by giving written notice of such termination to Landlord not later than thirty (30) days after the taking; or (b) to continue in possession of the remainder of the Premises, except that the rent shall be reduced in proportion to the area of the Premises taken. In the event of any taking or condemnation of the Premises, in whole or in part, the entire resulting award of damages shall be the exclusive property of the Landlord, including all damages awarded as compensation for diminution in value to the leasehold, without any deduction for the value of any unexpired term of this Lease, or for any other estate or interest in the Premises now or hereafter vested in Tenant.

                                 DEFAULT OR BREACH

     17. Each of the following events shall constitute a default or a breach of this Lease by Tenant:

          (a) If Tenant fails to pay Landlord any rent or other payments when due herein under;

          (b) If Tenant files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or voluntarily takes advantage of any such act by answer or otherwise, or makes an assignment for the benefit of creditors;

          (c) If involuntary proceedings under any bankruptcy or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed of all or substantially all of the property of

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Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or

          (d) If Tenant fails to perform or comply with any other term or condition of this Lease and if such nonperformance shall continue for a period of ten (10) days after notice thereof by Landlord to Tenant, time being of the essence.

                                 EFFECT OF DEFAULT

     18. In the event of any default or breach hereunder, in addition to any other right or remedy available to Landlord, either at law or in equity, Landlord may exert any one or more of the following rights provided, however, that Landlord shall use all reasonable effort to relet the Premises to another party:

          (a) Landlord may re-enter the Premises immediately and remove the property and personnel of Tenant, and shall have the right, but not the obligation, to store such property in a public warehouse or at a place selected by Landlord, at the risk and expense of Tenant.

          (b) Landlord may retake the Premises and may terminate this Lease by giving written notice of termination to Tenant. Without such notice, Landlord's retaking will not terminate the Lease. On termination, Landlord may recover from Tenant all damages approximately resulting from the breach, including the cost of recovering the Premises and the difference between the rent due for the balance of the Lease term, as though the Lease had not been terminated, and the reasonable rental value of the Premises, which sum shall be immediately due Landlord from Tenant.

          (c) Landlord may relet the Premises or any part thereof for any term without terminating this Lease, at such rent and on such terms as it may choose. Landlord may make alterations and repairs to the Premises. In addition to Tenant's liability to Landlord for breach of this Lease, Tenant shall be liable for all expenses of the reletting, for any alterations and repairs made, and for the rent due for the balance of the Lease term, which sum shall be immediately due Landlord from Tenant. The amount due Landlord will be reduced by the net rent received by Landlord during the remaining term of this Lease from reletting the Premises or any part thereof. If during the remaining term of this Lease, Landlord receives more than the amount due Landlord under this sub-paragraph, the Landlord shall pay such excess to Tenant, but only to the extent Tenant has actually made payment pursuant to this sub-paragraph.

                              SURRENDER - HOLDING OVER

     19. Tenant shall, upon termination of this Lease, whether by lapse of time or otherwise, peaceably and promptly surrender the Premises to Landlord. If Tenant remains in possession after the termination of this Lease, without a written lease duly executed by the parties, Tenant shall be deemed a trespasser. If Tenant pays, and Landlord accepts, rent for a period after termination of this Lease, Tenant shall be deemed to be occupying the Premises only as a Tenant from month to month, subject to all the terms, conditions, and agreements of this Lease, except that the rent shall be one and one-half times the monthly rent specified in the lease immediately before termination.

                            SUBORDINATION AND ATTORNMENT

     20. Landlord reserves the right to place liens and encumbrances on the Premises superior in lien and effect to this Lease. This Lease, and all rights of Tenant hereunder, shall, at the option of Landlord, be subject and subordinate to any liens and encumbrances now or hereafter imposed by Landlord upon the Premises or the Real Estate or any part thereof, and Tenant agrees to execute, acknowledge, and deliver to

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Landlord, upon request, any and all instruments that may be necessary or proper to subordinate this Lease and all rights herein to any such lien or encumbrance as may be required by Landlord.

          In the event any proceedings are brought for the foreclosure of any mortgage on the Premises, Tenant will attorn to the purchaser at the foreclosure sale and recognize such purchaser as the Landlord under this Lease. The purchaser by virtue of such foreclosure shall be deemed to have assumed, as substitute Landlord, the terms and conditions of this Lease until the resale or other disposition of its interest. Such assumption, however, shall not be deemed an acknowledgment by the purchaser of the validity of any then existing claims of Tenant against the prior Landlord.

          Tenant agrees to execute and deliver such further assurances and other documents, including a new Lease upon the same terms and conditions contained herein, confirming the foregoing, as such purchaser may reasonably request. Tenant waives any right of election to terminate this Lease because of any such foreclosure proceedings.

                                      NOTICES

     21. Any notice to be given hereunder shall be given in writing and personally delivered or sent by registered or certified mail to Landlord at 17509 Harney Street, Omaha Nebraska, 68118, Attention Todd Smith and to Tenant at 12325 Emmet Street, Omaha, Nebraska 68154 or at such other address as either party may from time to time designate in writing. Each such notice shall be deemed to have been given at the time it shall be personally delivered to such address or deposited in the United States mail in the manner prescribed herein.

                               RULES AND REGULATIONS

     22. Tenant and Tenant's agents, employees and invitees shall fully comply with all rules and regulations of the Real Estate, as amended from time to time, which are made a part of this Lease as if fully set forth herein. Landlord shall have the right to amend such rules and regulations, as Landlord deems necessary or desirable for the safety, care, cleanliness, or proper operation of the Premises and the Real Estate.

                                     NET LEASE

     23. This is a net-net-net Lease and all parties agree and understand that Tenant shall pay Tenant's proportionate share of the real estate taxes, special assessments, insurance and all other Operating Expenses as described in subparagraph 4.b of this Lease.

                                   MISCELLANEOUS

     24. (a) BINDING ON ASSIGNS. All terms, conditions, and agreements of this Lease shall be binding upon, apply, and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns.

          (b) AMENDMENT IN WRITING. This Lease contains the entire agreement between the parties and may be amended only by subsequent written agreement.

          (c) WAIVER-NONE. The failure of Landlord to insist upon strict performance of any of the terms, conditions and agreements of this Lease shall not be deemed a waiver of any of its rights or remedies hereunder and shall not be deemed a waiver of any subsequent breach or default of any of such terms, conditions, and agreements. The doing of anything by Landlord which Landlord is not obligated to

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do hereunder shall not impose any future obligation on Landlord nor otherwise amend any provisions of this Lease.

          (d) NO SURRENDER. No surrender of the Premises by Tenant shall be effected by Landlord's acceptance of the keys to the Premises or of the rent due hereunder, or by any other means whatsoever, without Landlord's written acknowledgment that such acceptance constitutes a surrender.

          (e) CAPTIONS. The captions of the various paragraphs in this Lease are for convenience only and do not define, limit, describe, or construe the contents of such paragraphs.

          (f) BROKERS. Landlord has been represented in this transaction by Grubb & Ellis/Pacific Realty. Tenant has been represented in this transaction by the P. J. Morgan Company.

          (g) APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska.

                               ADDITIONAL PROVISIONS

     25. ADDITIONAL SPACE: Tenant will lease the approximately 1,400 usable square feet now occupied, on or before August 1, 2001. Additional Space will be leased at the same terms and conditions as the initial leased Premises as defined in this lease. Landlord shall provide to Tenant the sum of twenty thousand dollars ($20,000) towards Tenant improvements of the Additional Space, upon the satisfactory evidence of completion of Tenant's work.

     26.  RIGHT OF FIRST REFUSAL:    During the term of this lease, Landlord
grants to Tenant a "Right of First Refusal" to purchase the Property in total. Tenant will have five (5) business days to respond to all bonafide offers.

     27.  SIGNAGE:     Tenant, at its sole cost and expense, shall be permitted
to install signage on the north fascia of the Property in accordance with all applicable city codes and regulations. All signage shall require the prior written approval of Landlord, with such approval not to be unreasonably withheld.

                               OPTION TO EXTEND TERM

     28. Tenant shall have two (2) options to renew this lease and lease of Additional Space of 1,400 square feet by providing landlord with nine (9) months prior written notice. Each option shall be for a term of five (5) years. The rental rate for the first option will be $10.25 per usable square foot, plus Operating Expenses. The rental rate for the second option will be negotiated at the time of the renewal. Both option rental rates will include an annual rental rate escalation equal to two (2) percent per year over the preceding year.


          Until this Lease is executed on behalf of all parties hereto, it shall be construed as an offer to lease of Tenant to Landlord.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease by day and year first above written.



LANDLORD:    TODD SMITH



     /s/ Todd Smith
     ---------------------------------
     By: Todd Smith
        ------------------------------


TENANT:    TRANSGENOMIC, INC.



     /s/ William P. Rasmussen
     ---------------------------------
     By:  William P. Rasmussen
        ------------------------------
     Title:  Chief Financial Officer
           ---------------------------

                               RULES AND REGULATIONS

     A. The Tenant, shall not place nor permit to be placed any signs, advertisements or notices upon any part of the Building, and shall not place merchandise or show-cases in front of the Building, without the Landlord's written consent, such consent not to be unreasonably withheld.

     B. The Tenant shall not put up nor operate any boiler of any kind, nor place any explosive therein, nor have over a five gallon quantity of any kerosene or oils or burning fluids in the Premises without first obtaining the written consent of the Landlord, such consent by Landlord not to be unreasonably withheld.

     C. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such written directions no boring or cutting for wires will be permitted.

     D. No additional locks shall be placed upon any doors of the Premises without first obtaining the written consent of the Landlord. Upon termination of this lease the Tenant shall surrender all keys of said Premises and of the Building, and shall give to the Landlord the combination of all locks on any vaults and safes.

     E. The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be needed for the safety, care and cleanliness and general appearance of the Premises and for the preservation of good order therein.



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